UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

MASTEC, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08106	65-0829355
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code (305) 599-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2026, MasTec, Inc., a Florida corporation (the “Company”), completed its previously announced public offering of $650.0 million aggregate principal amount of its 5.850% senior unsecured notes due 2036 (the “2036 Senior Notes”). The 2036 Senior Notes were issued on August 17, 2026, under an indenture dated as of June 5, 2009, by and among the Company, the Company’s subsidiaries party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a twenty-second supplemental indenture, dated as of August 17, 2026, by and between the Company and the Trustee relating to the 2036 Senior Notes (the “Twenty-Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Pursuant to the terms of the Indenture, the 2036 Senior Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s other senior unsecured indebtedness. The 2036 Senior Notes are effectively subordinated to all secured indebtedness of the Company, to the extent of the value of the assets securing such indebtedness. The 2036 Senior Notes are not guaranteed by any of the Company’s subsidiaries and are therefore structurally subordinated to all of the obligations of the Company’s subsidiaries, including trade payables.

The Company may redeem the 2036 Senior Notes, in whole or in part, at any time at redemption prices specified in the Indenture.

The 2036 Senior Notes bear interest at an annual rate of 5.850%. Interest on the 2036 Senior Notes is payable by the Company on March 30 and September 30 of each year, beginning on March 30, 2027. The 2036 Senior Notes will mature on September 30, 2036. The Indenture provides for customary events of default and remedies.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Twenty-Second Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The form of 2036 Senior Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Base Indenture, the Twenty-Second Supplemental Indenture and the 2036 Senior Notes are qualified in their entirety by reference to such exhibits. In addition, the legal opinions of Fried, Frank, Harris, Shriver & Jacobson LLP and Holland & Knight LLP related to the 2036 Senior Notes are filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

The Trustee has also been appointed registrar and paying agent with regard to the 2036 Senior Notes and serves the same roles with respect to certain other series of the Company’s outstanding senior notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 5, 2009, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee (incorporated herein by reference to our Current Report on Form 8-K filed with the SEC on June 5, 2009).

4.2	Twenty-Second Supplemental Indenture, dated as of August 17, 2026, between MasTec, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 5.850% Senior Notes due 2036 (included in Exhibit 4.2 hereto).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2	Opinion of Holland & Knight LLP.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: August 17, 2026	By:	/s/ Alberto de Cardenas
	Name:	Alberto de Cardenas
	Title:	Executive Vice President, General Counsel and Secretary